UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2012

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 Thompson Road, Houma, Louisiana	70363
(Address of principal executive offices)	(Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2012, Kerry J. Chauvin stepped down as Chairman of the Board and Chief Executive Officer of Gulf Island Fabrication, Inc. (the “Company”) effective December 31, 2012 (the “Effective Date”).

On December 28, 2012, the Company entered into a retirement and consulting agreement with Mr. Chauvin (the “Agreement”).  Under the Agreement, Mr. Chauvin will serve as a consultant to the Company for a three-year period following his retirement, which the Company may elect to extend for additional one-year periods (the “Consulting Period”).  During the initial three-year term, Mr. Chauvin will be paid a monthly fee equal to $6,670 for his services.  Upon execution of the Agreement, all unvested shares of time-based restricted stock previously granted to Mr. Chauvin under the Company’s stockholder-approved equity incentive plans vested and all restrictions were lifted with respect to such shares.

The Agreement requires Mr. Chauvin to keep confidential certain Company non-public information known to him and, through the end of the Consulting Period, not to compete with the Company or solicit the Company’s employees or consultants for employment or otherwise to disrupt their relationship with the Company.

This brief summary of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01           Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1	Retirement and Consulting Agreement between Gulf Island Fabrication, Inc. and Kerry J. Chauvin, dated and effective as of December 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche
Chief Executive Officer

Dated:  January 2, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retirement and Consulting Agreement between Gulf Island Fabrication, Inc. and Kerry J. Chauvin, dated and effective as of December 28, 2012